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                                                                   Exhibit 10.19

English Translation

CONFIDENTIAL TREATMENT REQUESTED BY GMARKET INC.
CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND
FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                        SHOPPING AGENT SERVICE AGREEMENT

ARTICLE 1 (PURPOSE)

The purpose of this Shopping Agent Service Agreement ("Agreement") is to provide for the method, process and the terms and conditions of the shopping agent service of Interpark Goodsdaq ("Interpark Goodsdaq") and Best Buyer Co., Ltd. ("Best Buyer").

ARTICLE 2 (DEFINITION)

1. The Shopping Agent Service ("Service") shall mean the service provided by Best Buyer by which users of Best Buyer's site may purchase the products sold at the Internet shopping mall operated by Interpark Goodsdaq (Goodsdaq: http://www.goodsdaq.com/).

2. "Sales Commission" shall mean an amount payable by Interpark Goodsdaq to Best Buyer with respect to the Service provided by Best Buyer.

3. "Sales" shall mean the sales of Interpark Goodsdaq generated through the Service provided by Best Buyer.

ARTICLE 3 (SCOPE OF COOPERATION)

The parties shall actively cooperate with each other in the following fields in order to obtain best results through mutual business cooperation:

1. Provision of information relating to the operation of the shopping mall and sales products;

2.   Recording of the sales and cooperation results through the Service; and

3. Cooperation in joint marketing or in any other fields to improve the effect of the Service.

ARTICLE 4 (CONTENTS AND PROVISION OF SERVICE)

1. Interpark Goodsdaq and Best Buyer shall determine the products and contents of the menu to be provided for the Service by mutual agreement, and Best Buyer shall provide the Service to Interpark Goodsdaq by creating a link to such products and menu contents.

2. Best Buyer shall provide e-commerce service by which the products can be ordered and sold via the Internet shopping mall operated by Interpark Goodsdaq.


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ARTICLE 5 (EFFECTIVE DATE AND TERM)

This Agreement shall be effective for one year from the date hereof and shall be automatically extended for one year unless either party expresses an intention in writing to modify the terms and conditions hereunder or to terminate this Agreement by one month prior to expiration of the agreement.

ARTICLE 6 (DETERMINATION AND PAYMENT SERVICE FEE)

1. The fee for the Service ("Service Fee") shall be paid in a fixed amount per month, and the Service Fee shall be as follows:

                              Amount             Issuance Date of Invoice              Payment Date
                       -------------------   -------------------------------   ---------------------------
Monthly fixed Amount   [****] of the Sales   The 25th day of the immediately   Until the 30th day of the
                                             following month                   immediately following month
VAT

2. If any of the issuance or payment dates set forth in Paragraph (1) above falls on any holiday, such issuance or payment shall be made on the immediately following day.

ARTICLE 7 (SUSPENSION OF PROVISION OF THE SERVICE)

Best Buyer may suspend the Service in any of the following cases:

1.   If the equipment for the Service needs to be repaired;

2. If the telecommunications business operator as set forth in the Telecommunications Business Act ceases to provide telecommunications services; or

3.   Under Article 12 hereof.

ARTICLE 8 (TERMINATION)

In any of the following cases, either party shall terminate this Agreement by giving written notice (including e-mail) to the other party:

1.   If one party breaches or fails to perform any provision of this Agreement;

2. If one party causes damages to the other party result from gross negligence or deliberate action;

3. If either Interpark Goodsdaq or Best Buyer cannot continue this Agreement due to material reasons such as bankruptcy; or

4.   If this Agreement cannot be performed.

[****] = MATERIAL OMITTED: CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND FILED
     SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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ARTICLE 9 (PROHIBITION ON TRANSFER)

Neither Interpark Goodsdaq nor Best Buyer may transfer its rights and obligations under this Agreement without prior written consent of the other party.

ARTICLE 10 (INTELLECTUAL PROPERTY)

The ownership, copyright and license of the system (hardware and software) and all design, specifications, materials, technologies, know-how, patents and utility models related to, or incorporated in, the system which are developed while performing this Agreement or relating to the performance of this Agreement (collectively "Intellectual Property") shall belong to the developing party. The ownership, copyright and license of any Intellectual Property jointly developed by the parties shall belong to both, Interpark Goodsdaq and Best Buyer.

ARTICLE 11 (CONFIDENTIALITY)

Neither Interpark Goodsdaq nor Best Buyer may disclose to a third party or use for purposes other than those contemplated under this Agreement the other party's trade secrets obtained in the course of execution of this Agreement, without prior written consent by the other party, even after the end of the term of this Agreement. In the event of breach of the foregoing, the disclosing party shall be responsible to the other party for damages incurred therefrom.

ARTICLE 12 (FORCE MAJEURE)

Neither party shall be responsible for any delay or default of its obligations caused directly or indirectly by a force majeure or any event beyond the control of the either party.

ARTICLE 13 (DISPUTE SETTLEMENT)

Any dispute arising between the parties in connection with this Agreement shall be brought before the Seoul District Court for resolution.

Both parties have confirmed and agreed to each of the provisions hereunder.

IN WITNESSETH WHEREOF, both parties have executed two copies of this Agreement and affixed with their names and seals, each of which shall be kept by the respective parties.

                                                                 October 1, 2003

Interpark Goodsdaq:                          Best Buyer:
Name: Young Bae Ku (seal)                    Name: Yong Soo Kim (seal)
Title: Representative Director               Title: Representative Director


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
Company Name: Interpark Goodsdaq             Company Name: Best Buyer Co., Ltd.
Business Registration Number: 220-81-83676   Business Registration Number: 120-81-95042
Address: Hyosung Bldg., 44-24 Yoido-Dong,    Address: 6th Fl, Jaesung Bldg., 1487-4
Youngdeungpo-Gu, Seoul                       Seocho-3 Dong, Seocho-Gu, Seoul


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